Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2013

		Leasable	Year
		Area	Acquired	Land
		(Square	or Developed	Area	Percentage Leased		(1)
Property	Location	Feet)	(Renovated)	(Acres)	Jun-13	Jun-12		Anchor / Significant Tenants
Shopping Centers
Ashburn Village	Ashburn, VA	221,273	1994/00/01/02/06	26.4	93%	91%		Giant Food, Hallmark Cards, McDonalds, Burger King, Dunkin Donuts, Kinder Care
Ashland Square Phase I	Dumfries, VA	23,120	2007	2.0	100%	100%		Capital One Bank, CVS Pharmacy, The All American Steakhouse
Beacon Center	Alexandria, VA	358,015	1972(1993/99/07)	32.3	100%	100%		Lowe’s Home Improvement Center, Giant Food, Outback Steakhouse, Marshalls, Hancock Fabrics, Home Goods, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave’s, Chipotle
BJ’s Wholesale Club	Alexandria, VA	115,660	2008	9.6	100%	100%		BJ’s Wholesale Club
Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	91%	81%		Publix, Wachovia Bank, Jaco Hybrid Training, Subway
Boulevard	Fairfax, VA	49,140	1994(1999/09)	5.0	100%	100%		Panera Bread, Party City, Petco
Briggs Chaney MarketPlace	Silver Spring, MD	194,347	2004	18.2	99%	100%		Safeway, Ross Dress For Less, Family Dollar, Advance Auto, McDonalds, Wendy’s, Chuck E Cheese’s
Broadlands Village	Ashburn, VA	159,734	2003/4/6	24.0	88%	86%		Safeway, The All American Steakhouse, Bonefish Grill, Starbucks, LA Boxing
Countryside Marketplace	Sterling, VA	141,696	2004	16.0	86%	92%		Safeway, CVS Pharmacy, Starbucks, McDonalds
Cranberry Square	Westminster, MD	141,450	2011	18.9	95%	91%		Giant Food, Staples, Party City, Pier 1 Imports, Jos A Bank, Wendy’s’, Giant Gas Station
Cruse MarketPlace	Cumming, GA	78,686	2004	10.6	84%	90%		Publix, Subway
Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%		Capital One Bank
French Market	Oklahoma City, OK	244,724	1974(1984/98)	13.8	94%	94%		Burlington Coat Factory, Bed Bath & Beyond, The Tile Shop, Staples, Lakeshore Learning Center, Alfred Angelo, Dollar Tree
Germantown	Germantown, MD	27,241	1992	2.7	81%	86%		Jiffy Lube
Giant	Milford Mill, MD	70,040	1972(1990)	5.0	94%	94%		Giant Food
The Glen	Woodbridge, VA	136,440	1994(2005)	14.7	98%	98%		Safeway Marketplace, The All American Steakhouse, Panera Bread, Five Guys, Chipotle
Great Eastern	District Heights, MD	255,398	1972(1995)	31.9	74%	98%		Pep Boys, Big Lots, No Excuse Workout
Great Falls Center	Great Falls, VA	91,666	2008	11.0	95%	97%		Safeway, CVS Pharmacy, Capital One Bank, Starbucks, Subway, Walpole Woodworkers
Hampshire Langley	Takoma Park, MD	131,700	1972(1979)	9.9	100%	97%		Expo E Mart, Radio Shack, Starbucks, Footlocker, Chuck E. Cheese’s
Hunt Club Corners	Apopka, FL	101,522	2006	13.1	94%	94%		Publix, Walgreens, Radio Shack, Hallmark
Jamestown Place	Altamonte Springs, FL	96,372	2005	10.9	88%	92%		Publix, Carrabas Italian Grill
Kentlands Square I	Gaithersburg, MD	114,381	2002	11.5	100%	100%		Lowe’s Home Improvement Center, Chipotle
Kentlands Square II	Gaithersburg, MD	240,683	2011	22.3	96%	96%		Giant Food, Kmart, Party City, Panera Bread, Not Your Average Joe’s, Payless Shoes, Hallmark, Chick-Fil-A, Coal Fire Pizza, Brasserie Beck
Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	100%	100%		Elizabeth Arden’s Red Door Salon, Bonefish Grill, Subway
Lansdowne Town Center	Leesburg, VA	189,422	2006	23.4	95%	93%		Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joes, Starbucks, Velocity 5, Capital One Bank

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2013

		Leasable	Year
		Area	Acquired	Land
		(Square	or Developed	Area	Percentage Leased		(1)
Property	Location	Feet)	(Renovated)	(Acres)	Jun-13	Jun-12		Anchor / Significant Tenants
Shopping Centers (continued)
Leesburg Pike Plaza	Baileys Crossroads, VA	97,752	1966(1982/95)	9.4	100%	95%		CVS Pharmacy, Party Depot, FedEx Kinko’s, Radio Shack, Verizon Wireless
Lumberton Plaza	Lumberton, NJ	193,752	1975(1992/96)	23.3	93%	80%		Bottom Dollar Food, Rite Aid, Virtua Health Center, Radio Shack, Family Dollar, Retro Fitness, Big Lots
Metro Pike Center	Rockville, MD	67,488	2010	4.6	91%	79%		McDonalds, Jennifer Convertibles, Fed ExKinko’s, Dunkin Donuts, Seven Eleven, Mattress Warehouse
Shops at Monocacy	Frederick, MD	109,144	2004	13.0	93%	86%		Giant Food, Giant Gas Station, Panera Bread, Starbucks, Five Guys, California Tortilla, Firehouse Subs
Northrock	Warrenton, VA	99,789	2009	15.4	82%	81%		Harris Teeter, Longhorn Steakhouse, Ledo’s Pizza, Capital One Bank, Jos. A Bank
Olde Forte Village	Ft. Washington, MD	143,577	2003	16.0	97%	93%		Safeway, Advance Auto, Dollar Tree, Radio Shack, McDonalds, Wendy’s, Ledo’s Pizza
Olney	Olney, MD	53,765	1975(1990)	3.7	94%	93%		Rite Aid, Olney Grill, Ledo’s Pizza, Popeye’s
Orchard Park	Dunwoody, GA	87,885	2007	10.5	92%	90%		Kroger, GNC, Subway
Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	98%	95%		Albertson’s, Office Depot, Mimi’s Cafe, Toojay’s Deli
Ravenwood	Baltimore, MD	93,328	1972(2006)	8.0	96%	90%		Giant Food, Starbucks
11503 Rockville Pk / 5541 Nicholson Ln	Rockville, MD	40,249	2010 / 2012	3.6	70%	100%		Staples, Casual Male
1500 Rockville Pike	Rockville, MD	52,681	2012	6.7	81%	na		Party City
Seabreeze Plaza	Palm Harbor, FL	146,673	2005	18.4	91%	98%		Publix, Earth Origins Health Food, Petco, Planet Fitness, Vision Works
Marketplace at Sea Colony	Bethany Beach, DE	21,677	2008	5.1	91%	90%		Seacoast Realty, Armand’s Pizza, Candy Kitchen, Turquoise Restaurant
Seven Corners	Falls Church, VA	574,831	1973(1994-7/07)	31.6	100%	100%		The Home Depot, Shoppers Food & Pharmacy, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, G Street Fabrics, Off-Broadway Shoes, JoAnn Fabrics, Dress Barn, Starbucks, Dogfishhead Ale House, Red Robin Gourmet Burgers, Chipotle, Wendy’s, Burlington Coat Factory
Severna Park Marketplace	Severna Park, MD	254,174	2011	20.6	100%	100%		Giant Food, Kohl’s, Office Depot, A.C. Moore, Goodyear, Chipotle, McDonalds, Jos. A Bank, Radio Shack, Atlanta Bread Company, Five Guys, Unleashed (Petco)
Shops at Fairfax	Fairfax, VA	68,762	1975 (1993/99)	6.7	100%	100%		Super H Mart
Smallwood Village Center	Waldorf, MD	174,518	2006	25.1	74%	70%		Safeway, CVS Pharmacy, Family Dollar
Southdale	Glen Burnie, MD	484,115	1972(1986)	39.6	97%	93%		The Home Depot, Food Valu, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Gallo Clothing, Office Depot, The Tile Shop
Southside Plaza	Richmond, VA	371,761	1972	32.8	98%	93%		Community Supermarket, Maxway, Citi Trends, City of Richmond, McDonalds, Burger King, Kool Smiles, Anna’s Linens, Hibachi Grill
South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	88%	89%		Maxway, Big Lots, Emory Clinic, Deal$ (Dollar Tree)
Thruway	Winston-Salem, NC	362,056	1972(1997)	30.5	95%	92%		Harris Teeter, Trader Joe’s, Stein Mart, Talbots, Hanes Brands, Jos. A Bank, Bonefish Grill, Chico’s, Ann Taylor Loft, Coldwater Creek, Rite Aid, FedEx/Kinkos, Plow & Hearth, New Balance, Aveda Salon, Christies Hallmark, Carter’s Kids, McDonalds, Chick-Fil-A, Wells Fargo Bank, Francesca’s Collections, Great Outdoor Provision Company, White House / Black Market, Soma
Village Center	Centreville, VA	146,032	1990	17.2	99%	98%		Giant Food, Tuesday Morning, Starbucks, McDonalds, Pet Supplies Plus, Bikram Yoga
Westview Village	Frederick, MD	97,611	2009	10.4	83%	72%		Mimi’s Cafe, Sleepy’s, Music & Arts, Firehouse Subs, CiCi’s Pizza, Café Rio, Five Guys, Regus
White Oak	Silver Spring, MD	480,676	1972(1993)	28.5	100%	100%		Giant Food, Sears, Walgreens, Radio Shack, Boston Market, Sarku

	Total Shopping Centers	7,878,287		757.1	94.3%	93.6%

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2013

		Leasable	Year
		Area	Acquired	Land
		(Square	or Developed	Area	Percentage Leased				(1)
Property	Location	Feet)	(Renovated)	(Acres)	Jun-13		Jun-12			Anchor / Significant Tenants
Mixed-Use Properties
Avenel Business Park	Gaithersburg, MD	390,683	1981-2000	37.1	85%		80%			General Services Administration, SeraCare Life Sciences, Bio-Reference Laboratories, Inc, Direct Buy
Clarendon Center-North Block	Arlington, VA	108,387	2010	0.6	96%		86%			Pete’s New Haven Pizza, AT&T, BGR, Airline Reporting Corporation, Personnel Decisions
Clarendon Center-South Block	Arlington, VA	104,894	2010	1.3	100%		99%			Trader Joe’s, Circa, Burke Herbert Bank, Cannon Design, Winston Partners, Keppler Speakers Bureau, ECG Management Co., Leadership Institute, Capital One
Clarendon Center Residential-South Block (244 units)		188,671	2010		98%		100%
Crosstown Business Center	Tulsa, OK	197,127	1975 (2000)	22.4	81%		87%			Compass Group, Roxtec, Keystone Automotive, Freedom Express, Direct TV, Auto Panels Plus
601 Pennsylvania Ave.	Washington, DC	226,604	1973 (1986)	1.0	95%		95%			National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Freedom Forum, Pharmaceutical Care Management Assn., Capital Grille
Washington Square	Alexandria, VA	236,376	1975 (2000)	2.0	89%		85%			Vanderweil Engineering, AECOM, Freeman Decorating Services, Tauri Group, Cooper Carry, Bank of America, Marketing General, Alexandria Economic Development, Trader Joe’s, Fed Ex/Kinko’s, Talbots, Teaism Restaurant, Starbucks, The Business Bank

	Total Mixed-Use Properties	1,452,742		64.4	89.0	%(2)	87.0	%(2)

	Total Portfolio	9,331,029		821.5	93.6	%(2)	92.7	%(2)

Land and Development Parcels
Ashland Square Phase II	Manassas, VA		2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
Van Ness Square	Washington, DC	1973	1.4	The property was removed from service on April 30, 2013.
The Company anticipates that the building will be
demolished during the second half of 2013 to allow
construction of a primarily residential property with street-
					level retail.
New Market	New Market, MD		2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.

	Total Development Properties			54.2

(1)	Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments. Belvedere Gardens (34 % leased at 6/30/2012) and West Park (12% leased at 6/30/2012) were sold during 2012. Van Ness Square was vacated and taken out of service April 30, 2013. The prior year period’s Total Shopping Center, Total Mixed-Use and Total Portfolio leased percentages have been recalculated to exclude the impact of these three properties to improve comparabilty. If the prior year percentages were not recalculated, Total Shopping Center, Total Mixed-Use and Total Portfolio leased percentages, would have been 92.4%, 83.8% and 91.1%, respectively.
(2)	Total percentage leased is for commercial space only.

Exhibit